PROSPECTUS SUPPLEMENT                     This Prospectus Supplement,
FOR THE PERIOD ENDING,                    filed pursuant to Rule 424(b)(3)
MARCH 31, 1998 TO                         relates to Registration Statement
PROSPECTUS DATED                          No. 33-46339-01 and the
APRIL 21, 1992                            Prospectus dated April 21, 1992


                 SECURITIES AND EXCHANGE COMMISSION
                       450  Fifth Street, N.W.
                       Washington, D.C.  20549


                            FORM  8-K


                          CURRENT  REPORT


              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): APRIL 15, 1998




                     SCFC Boat Loan Trust 1992-1
          (Exact name of registrant as specified in its charter)


    Illinois                  33-46339-01                Not Applicable
  (State of                  (Commission                (IRS Employer
  organization)              File Number)               Identification No.)

c/o SCFC Receivables Financing Corporation
12 Read's Way
New Castle, Delaware                                   19720
(Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code: (302)323-7101

                                 Not Applicable
                   (Former address, if changed since last report)

                               Page 1 of 9

                     Index to Exhibits is on page 4


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Item 5. Other Events

On April 15, 1998 the Registrant made available the Monthly
Certificateholders' Statement for the March 1998 Collection Period with respect to SCFC Boat Loan Trust 1992-1, which is attached as Exhibit 21 hereto.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.      Description

21 Monthly Certificateholders' Statement, for SCFC Boat Loan Trust 1992-1 related to the Collection Period ending March 31, 1998.

                             Signatures

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the under signed, thereunto duly authorized.


                                      SCFC Boat Loan Trust 1992-1
                                          (Registrant)

                                      By:  SCFC RECEIVABLES FINANCING
                                           CORPORATION
                                           as originator of the Trust


                                      By: /s/  Nancy Donovan
                                     --------------------------------------
                                               Nancy Donavan
                                               President



Date: April 15, 1998

                             EXHIBIT INDEX


Exhibit No.      Description

21 Monthly Certificateholders' Statement for SCFC Boat Loan Trust 1992-1, related to the Collection Period ending March 31, 1998

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                                                                 Exhibit 21
                          SCFC BOAT LOAN TRUST 1992-1
                   7.05% Boat Loan Pass-Through Certificates

             ======================================================


         Distribution Date            April 15, 1998
         Collection Period            March 1998


     Under the Pooling and Servicing Agreement dated as of April 1,
1992 by and among NOVUS Credit Services, Inc. (formerly known as Sears Consumer Financial Corporation), SCFC Receivables Financing Corporation and U.S. Bank National Assocation d/b/a First Bank National Association (successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performance of the Trust during the previous month. The information which is required to be prepared with respect to the Distribution Date and Collection Period listed above is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Class A Certificate and certain other information is presented based upon the aggregate amounts for the Trust as a whole.


A.  Information Regarding the Current Monthly Distribution.
    -------------------------------------------------------
    1.  Class A Certificates.
        ---------------------
        (a) The aggregate amount of the distribution
            to Class A Certificateholders on the Dis-
            tribution Date set forth above.                       $967,595.62

        (b) The amount of the distribution set forth in
            paragraph (a) above in respect of interest.           $141,930.00

        (c) The amount of the distribution set forth in
            paragraph (a) above in respect of principal.          $825,665.62

        (d) The amount of the distribution set forth in
            paragraph (a) above, per $1,000 interest.               $5.247265

        (e) The amount of the distribution set forth in
            paragraph (b) above, per $1,000 interest.               $0.769685

        (f) The amount of the distribution set forth in
            paragraph (c) above, per $1,000 interest.               $4.477579

                                     5

    2.  Class B Certificates.
        ---------------------
        (a) The aggregate amount of the distribution
            to Class B Certificateholders on the Dis-
            tribution Date set forth above.                       $378,386.85

        (b) The amount of the distribution set forth in
            paragraph (a) above in respect of interest.            $29,070.78

        (c) The amount of the distribution set forth in
            paragraph (a) above in respect of principal.          $349,316.07


   B. Information Regarding the Performance of the Trust.
    ---------------------------------------------------
    1.  Pool Balance and Certificate Balances.
        --------------------------------------
        (a) The aggregate Principal Balance of the
            receivables at the end of the Record
            Date.                                              $28,111,732.87

        (b) The aggregate outstanding principal amount
            of the Class A Certificates as of the end of
            the Record Date set forth above, after giving
            effect to payments allocated to principal
            in paragraph A.1.(c) above.                        $23,332,632.29

        (c) The aggregate outstanding principal amount
            of the Class B Certificates as of the end of
            the Record Date set forth above, after giving
            effect to payments allocated to principal
            in paragraph A.2.(c) above.                         $4,779,100.58

        (d) The Pool Factor at the end of the Record
            Date set forth above.                                   0.1265327

    2.  Servicing Fee.
        --------------
        (a) The aggregate amount of the Servicing Fee
            paid to the Servicer with respect to the Col-
            lection Period set forth above.                        $24,255.43

        (b) The portion of the payment set forth in para-
            graph (a) above attributable to the Class A
            Certificates.                                          $20,131.91

        (c) The amount of the payment set forth in para-
            graph (b) above, per $1,000 interest.                   $0.109175

        (d) The amount of the payment set forth in para-
            graph (a) above attributable to the Class B
            Certificates.                                           $4,123.51

                                  6


    3.  Payment Shortfalls.
        -------------------
        (a) The amount of the Class A Carryover Short-
            fall after giving effect to the payments set
            forth in paragraph A.1.(a) above.                           $0.00

        (b) The change in the amount of the Class A Carry-
            over Shortfall set forth in paragraph (a) above
            from such amount as of the end of the prior
            Collection Period.                                          $0.00

        (c) The amount of the Class A Carryover Short-
            fall set forth in paragraph (a) above allocated
            to interest.                                                $0.00

        (d) The amount of the Class A Carryover Short-
            fall set forth in paragraph (a) above allocated
            to principal.                                               $0.00

        (e) The amount of the Servicer Shortfall after
            giving effect to the payment set forth in
            paragraph B.2.(a) set forth above.                          $0.00

        (f) The change in the amount of the Servicer Short-
            fall set forth in paragraph (e) above from such
            amount as of the end of the prior Collection
            Period.                                                     $0.00

        (g) The amount of the Class B Shortfall after
            giving effect to the payments set forth in
            paragraph A.2.(a) above.                            $1,112,998.80

        (h) The change in the amount of the Class B Short-
            fall set forth in paragraph (g) above from such
            amount as of the end of the prior Collection
            Period.                                              ($180,199.31)

        (i) The amount of the Class B Shortfall set forth
            in paragraph (g) above allocated to interest.               $0.00

        (j) The amount of the Class B Shortfall set forth
            in paragraph (g) above allocated to principal.      $1,112,998.80

                                  7

    4.  Reserve Funds.
        -------------
        (a) The balance of the Seller Reserve Fund on the
            Distribution Date set forth above after
            giving effect to the deposits and withdrawals
            made therefrom on such Distribution Date.           $2,000,000.00

        (b) The change in the balance of the Seller Reserve
            Fund set forth in paragraph (a) above from such
            balance as of the end of the prior Distribution
            Date.                                                       $0.00

        (c) The balance of the Subordination Reserve Fund
            on the Distribution Date set forth above
            after giving effect to the deposits and with-
            drawals made therefrom on such Distribution
            Date.                                              $13,330,181.04

        (d) The change in the balance of the Subordination
            Reserve Fund set forth in paragraph (c) above
            from such balance as of the end of the prior
            Distribution Date.                                          $0.00



    5.  Payahead Account.
        ----------------
        (a) The aggregate Payahead Balance at the end of
            the Distribution Date set forth above.                $115,809.95

        (b) The change in the Payahead Balance from the
            prior Distribution Date.                               ($5,821.44)


    6.  Delinquencies and Charge-Offs.
        -----------------------------
        (a) The aggregate principal amount of all
            Receivables which were delinquent 30 days to
            60 days as of the last day of the Collection
            Period set forth above                                $899,401.09

        (b) The aggregate principal amount of all
            Receivables which were delinquent 60 days or
            more as of the last day of such Collection
            Period                                                $519,996.99

        (c) The aggregate principal amount of all
            Receivables which became Defaulted Receiv-
            ables during such Collection Period                    $29,845.82

                                  8

        (d) The number of Receivables which became
            Defaulted Receivables during such Collection
            Period                                                          6

        (e) The number of Receivables in the pool at the
            end of such Collection Period after
            giving effect to any repurchases by the
            Seller or purchases by the Servicer                         3,264

        (f) The number of Receivables in the pool at the
            end of such Collection Period as to which
            the related vehicles have been repossessed
            but not yet sold                                               26

        (g) The aggregate amount of Liquidation Proceeds
            collected during such Collection Period               $106,591.80

                                  9
